SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report
(Date of earliest event reported):	April 26, 2001 -------------------

SEMPRA ENERGY
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(Exact name of registrant as specified in its charter)

CALIFORNIA -------------------------------------	1-14201 -------------------------------------	33-0732627 -------------------------------------
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.

101 ASH STREET, SAN DIEGO, CALIFORNIA --------------------------------------------------------------------------	92101 ---------------------------
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2034 -----------------------

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(Former name or former address, if changed since last report.)

FORM 8-K

Item 5. Other Events

On April 26, 2001 Sempra Energy announced consolidated net income of $178 million, or $0.88 per diluted share of common stock, for the first quarter of 2001.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

99.1     April 26, 2001 Sempra Energy News Release (including tables)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMPRA ENERGY
(Registrant)

Date: April 26, 2001	By: /s/ F. H. Ault -----------------------------------------
F. H. Ault Vice President and Controller